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                                                                    Exhibit 10.2

                ENDORSEMENT SPLIT DOLLAR LIFE INSURANCE AGREEMENT


      THIS AGREEMENT is made and entered into, and is effective, as of the 13th day of December, 2002, by and between VANS, INC., a Delaware corporation (the "Employer"), GARY H. SCHOENFELD (the "Employee") and GARY H. SCHOENFELD and MICHELLE SCHOENFELD, as Trustees of the SCHOENFELD LIVING TRUST U/A Dated January 19, 1995 (the "Trust").

                                   WITNESSETH

      WHEREAS, the Employer and the Employee previously entered into a Collateral Split Dollar Life Insurance Agreement dated as of November 3, 1999 (the "Collateral Split Dollar Agreement") concerning the rights and obligations with respect to the Employer's agreement to assist the Employee in paying certain premiums due on that certain policy of life insurance on his life issued by MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY (Policy No. 11057955). In this Agreement, Massachusetts Mutual Life Insurance Company is referred to as the "Insurer", and said policy is referred to as the "Policy";

      WHEREAS, on the date of the Collateral Split Dollar Agreement, the Employee owned the Policy, and, by Change of Owner and Beneficiary form dated March 24, 2000, the Employee assigned ownership of the Policy to the Trustees of the Trust;

      WHEREAS, on the date hereof, the Employer and the Employee are terminating the Collateral Split Dollar Agreement, and the Trustees of the Trust are assigning ownership of the Policy solely to the Employer; and

      WHEREAS, the Employer has agreed to establish a new split dollar life insurance plan (the "Plan") concerning the payment of certain premiums due on the Policy.

      NOW, THEREFORE, in consideration of the agreements contained herein, the parties hereby agree as follows:

      1. Payment of Premiums: On or before the date or dates on which each premium becomes due under the Policy, the Employer shall pay to the Insurer the entire premium for the Policy. The Employer and the Employee agree that with respect to each such payment the Employee shall recognize taxable income relating to the value of the life insurance benefit so provided pursuant to Internal Revenue Service Notice 2002-8, 2002-4 I.R.B. 398, and Proposed Treasury Regulation Section 1.61-22(d), 67 Fed. Reg. 45414 (July 9, 2002) (and any successor final regulations).

      2. Dividends: Any dividends declared by the Insurer shall be used to purchase "paid-up additions", or as otherwise directed by the Employer from time to time, provided, however, that the dividend option shall not be terminated or changed without the prior written consent of the Trustees of the Trust.
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      3. Policy Ownership: The Employer shall be the owner of the Policy, and the Employer may exercise all the rights of ownership with respect to the Policy except as otherwise hereinafter provided.

      4. Beneficiary Designation and Election of Settlement Option: The Employer, upon receipt of a written request from the Trustees of the Trust, shall designate the person, persons or entity named by the Trustees of the Trust as beneficiary or beneficiaries to receive any death benefits payable under the Policy in excess of the amount payable to the Employer under Paragraph 5(a) of this Agreement. The Employer also shall elect the settlement option requested in writing by the Trustees of the Trust. The beneficiary or beneficiaries designated by the Trustees of the Trust and the settlement option elected by the Trustees of the Trust shall not be changed by the Employer unless the Trustees of the Trust make a written request for such a change. The Trustees of the Trust shall have the right to assign any part or all of its interest in and to the Policy, and the Trustees of the Trust agree to notify the Employer of any such assignment of its interest in and to the Policy.

      5. Death Benefits: Upon the Employee's death:

            (a) The Employer shall be entitled to collect from the death benefits payable under the Policy an amount equal to, but not exceeding, the amount of the "Employer's Interest in the Policy" (as defined in Paragraph 6 below), less the amount of any indebtedness against the Policy and any interest due on such indebtedness.

            (b) The beneficiary or beneficiaries designated by the Employer upon the direction of the Trustees of the Trust shall be entitled to collect any death benefits payable under the Policy in excess of the amount payable to the Employer under the foregoing Paragraph 5(a) of this Agreement. This amount shall be paid under the settlement option elected by the Employer upon the direction of the Trustees of the Trust.

            (c) The Employer agrees that it will not exercise any of its rights in and to the Policy in any way that may delay or otherwise interfere with receipt by the beneficiary or beneficiaries designated by the Employer upon the direction of the Trustees of the Trust of any death benefits payable under the Policy in excess of the "Employer's Interest in the Policy" (as defined in Paragraph 6 below).

      6. "Employer's Interest in the Policy": The amount of the "Employer's Interest in the Policy", wherever referred to in this Agreement, is an amount equal to the lesser of (i) the aggregate amount of premiums actually paid by the Employer, minus the aggregate amount, if any, of such premiums actually paid by or on behalf of the Employee to the Employer in reimbursement of premiums paid by the Employer, and (ii) the net cash surrender value or proceeds of the Policy.

      7. Option to Purchase: The Employer shall not surrender, transfer, assign or terminate the Policy while this Agreement is in effect without first giving the Trustees of the


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Trust the option to purchase the Policy during a period of sixty (60) days from notice to the Trustees of the Trust of such intention. The purchase price of the Policy shall be equal to the amount of the Employer's Interest in the Policy, less the amount of any indebtedness against the Policy and any interest due on such indebtedness. This restriction shall not impair the right of the Employer to terminate this Agreement pursuant to Paragraph 8 of this Agreement.

      8. Termination of Agreement: This Agreement shall terminate with respect to the Policy upon whichever of the following is first to occur:

            (a) Surrender of the Policy by the Employer (who has the sole and exclusive right of surrender, subject to Paragraph 7 of this Agreement).

            (b) The death of the Employee.

            (c) Termination of the Employee by the Employer for "Cause" (as defined in Paragraph 9(a) below), or termination by the Employee of his employment without "Good Reason" (as defined in Paragraph 9(b) below). Upon either such termination, the Trustees of the Trust shall have the option to purchase the Policy on the same terms and conditions as specified in Paragraph 7 of this Agreement.

            (d) Payment by or on behalf of the Employee to the Employer of an amount equal to the amount of the Employer's Interest in the Policy, accompanied by a written notice of termination signed by the Employee.

            (e) December 3, 2003, at which time there shall be a payment by or on behalf of the Employee to the Employer of an amount equal to the amount of the Employer's Interest in the Policy.

            Upon termination of this Agreement under sections (c), (d) and (e) of this Paragraph 8, and receipt by the Employer of the amount of the Employer's Interest in the Policy, the Trustees of the Trust shall be entitled to obtain ownership of the Policy, and the Employer shall execute any and all such documents as may be reasonably required to assign or transfer ownership of the Policy to the Trustees of the Trust.

      9. Definitions:

            (a) Termination for "Cause" means a termination by the Employer due to (i) the Employee's conviction of a felony (which, through the lapse of time or otherwise is not subject to appeal); (ii) the Employee's material refusal without proper cause to perform adequately his obligations under his Employment Agreement or follow the instructions of his supervisor(s), after reasonable written notice and an opportunity to cure within thirty (30) days of the Employee's receipt of such notice; (iii) the Employee's knowing material breach of his fiduciary duty of loyalty as an executive officer of the Employer; (iv) the Employee's material failure to adhere to the code of conduct and rules set forth in the Employer's Employee Handbook, as amended or in existence from time to time, after reasonable written notice and an


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opportunity to cure within thirty (30) days of the Employee's receipt of such notice; (v) the death or "Disability" (as defined in Paragraph 9(d) below) of the Employee; or (vi) the voluntary termination by the Employee of his employment, except for "Good Reason" (as defined in Paragraph 9(b) below).

            (b) "Good Reason" means (i) the Employee is not appointed or is removed from the position of President and Chief Executive Officer of the Employer without "Cause" (as defined in Paragraph 9(a) hereof) during the term of his Employment Agreement; (ii) without the Employee's written consent, any material change to the duties defined in Section 1 of his Employment Agreement;
(iii) without the Employee's written consent, a change in office location which necessitates extending the Employee's daily commute to more than two hours, or relocation of his residence; (iv) a "Change in Management or Control" (as defined in Paragraph 9(c) hereof) has occurred; or (v) the Employer has materially breached his Employment Agreement and failed to cure such breach within thirty (30) days of its receipt of written notice thereof.

            (c) "Change in Management or Control" means the occurrence, in a single transaction or in a series of related transactions, of (i) a merger, consolidation or similar transaction involving (directly or indirectly) the Employer and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Employer immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction; (ii) a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Employer and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Employer and its subsidiaries to an entity, of more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Employer in substantially the same proportions as their ownership of the Employer immediately prior to such sale, lease, license or other disposition; or
(iii) the acquisition by any Person (other than any employee benefit plan, or related trust, sponsored or maintained by the Employer) as Beneficial Owner (as "Person" and "Beneficial Owner" are defined in the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder), directly or indirectly, of securities of the Employer representing twenty percent (20%) or more of the total voting power represented by the Employer's then outstanding voting securities.

            (d) "Disability" means that the Employee, in the sole opinion of the Employer, is unable to perform substantially the services required of the Employee under his Employment Agreement for a period in excess of 120 consecutive work days or 120 work days during any 180 work day period. In such event, the Employee shall be deemed disabled as of such 120th work day.

      10. Amendment and Effect: This Agreement and the Deferred Compensation Agreement (as may be amended and restated from time to time) between the Employer and the


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Employee of even date herewith contain the entire understanding between the parties concerning the specific subject matter hereof. This Agreement, or any of its provisions, may not be amended, supplemented, modified or waived except by a writing signed by the party to be bound thereby. If any provision of this Agreement is determined to be void, invalid or unenforceable, the remaining provisions will not be affected, but will continue in effect as though such void, invalid or unenforceable provisions were not originally a part of this Agreement. This Agreement will benefit and bind the heirs, executors, administrators, personal representatives, successors and assigns of each of the parties hereto.

      11. Special Provisions: The following provisions are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974, as amended:

            (a)   The named fiduciary: The Secretary of the Employer.

            (b) The funding policy under this Plan is that all premiums on the Policy shall be remitted to the Insurer when due.

            (c) Direct payment by the Insurer is the basis of payment of benefits under this Plan, with those benefits in turn being based on the payment of premiums as provided in the Plan.

            (d) For claims procedure purposes, the "Claims Manager" shall be the Secretary of the Employer.

                  (1) If for any reason a claim for benefits under this Plan is denied by the Employer, the Claims Manager shall deliver to the claimant a written explanation setting forth (i) the specific reason or reasons for the denial,
                        (ii) specific reference to the pertinent provisions of the Plan upon which the denial is based, (iii) a description of any additional material or information necessary for the claimant to complete the claim request and an explanation of why such material or information is necessary, (iv) appropriate information as to the steps to be taken and the applicable time limits if the claimant wishes to submit the adverse determination for review, and (v) a statement of the claimant's right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended, following an adverse determination on review. For this purpose:

                        (A) The claimant's claim shall be deemed filed when presented orally or in writing to the Claims Manager.


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                        (B)   The Claims Manager's explanation shall be in
                              writing delivered to the claimant within 90 days of the date the claim is filed.

                  (2) The claimant shall have 60 days following receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant, or the claimant's representative, may (i) upon request and free of charge, be provided with reasonable access to, and copies of, relevant documents, records and other information relevant to the claimant's claim, and (ii) submit written comments, documents, records and other information relating to the claim. The review of the claim determination shall take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial claim determination.

                  (3) The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days of receipt of the claimant's request for review of the claim. The decision on review shall be in writing and shall include (i) the specific reason or reasons for the decision, with references to the specific Plan provisions on which the determination is based, (ii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim, and (iii) a statement of the claimant's right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review.

                  (4) A document, record or other information is considered "relevant" to a claim for this purpose if it (i) was relied upon in making the benefit determination, (ii) was submitted, considered or generated in the course of making the benefit determination, without regard to whether such document, record or other information was relied upon in making the benefit determination, or
                        (iii) demonstrates compliance with the administrative process and safeguards required by law when making the benefit determination.

                  (5) All interpretations, determinations and decisions of the Claims Manager with respect to any claim, including without limitation the appeal of any claim, shall be made by the Claims Manager, in its sole discretion, based on the Plan and comments, documents,


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                        records and other information presented to it, and shall
                        be final, conclusive and binding.

                  (6) The claims procedures set forth in this section are intended to comply with United States Department of Labor Regulation Section 2560.503-1 and should be construed in accordance with such regulation. In no event shall it be interpreted as expanding the rights of a claimant beyond what is required by United States Department of Labor Regulation Section 2560.503-1.

      12 Governing Law: This Agreement shall be governed by and its validity, effect and interpretation determined by the laws of the State of California applicable to contracts made and to be performed wholly in that state.

      13. Further Assurances: Each party, upon the other's request and without cost to the other, agrees to take any action, and to sign, acknowledge and deliver to the other party any additional document, necessary or expedient to effectuate the purposes of this Agreement.

      14. Counterparts: This Agreement may be executed in counterparts, each of which will be an original, which, together, will constitute one Agreement.

      15. Attorneys' Fees: If any action or proceeding shall be brought by either party to enforce or interpret the provisions of this Agreement, then the prevailing party in any such action


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or proceeding shall be entitled to recover from the other party his or its reasonable attorneys' fees incurred in connection therewith, and costs as provided by law.

      IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first written above.

                                    EMPLOYER:

                                    VANS, INC., a Delaware corporation

                                    By:/s/ Craig E. Gosselin
                                       ------------------------------------
                                             A Duly Authorized Officer


                                    EMPLOYEE:


                                    GARY H. SCHOENFELD


                                    SCHOENFELD LIVING TRUST U/A Dated 1/19/95:

                                    By:/s/ Gary H. Schoenfeld
                                       ------------------------------------
                                       GARY H. SCHOENFELD, as Trustee


                                    By:/s/ Michelle Schoenfeld
                                       ------------------------------------
                                       MICHELLE SCHOENFELD, as Trustee


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